Exhibit 99.1

BancFirst Corporation Reports Fourth Quarter Earnings

OKLAHOMA CITY, Jan. 19, 2017 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $18.6 million, or $1.16 diluted earnings per share, for the fourth quarter of 2016 compared to net income of $15.7 million, or $0.99 diluted earnings per share, for the fourth quarter of 2015. Net income for the year ended December 31, 2016 was $70.7 million, or $4.44 diluted earnings per share, compared to $66.2 million, or $4.17 diluted earnings per share, for 2015.

The Company's net interest income for the fourth quarter of 2016 increased to $51.6 million compared to $50.1 million for the fourth quarter of 2015. The net interest margin for the quarter was 3.19% compared to 3.23% a year ago. Internal loan growth and acquired loans from our October 2015 acquisition contributed to the higher net interest income in 2016. The provision for loan losses for the fourth quarter of 2016 decreased to $1.7 million compared to $3.6 million a year ago. The larger provision in the fourth quarter of 2015 was due to downgrades of commercial loans. Net charge-offs for the quarter were 0.02% of average loans, compared to 0.07% for the fourth quarter of 2015. Noninterest income for the quarter totaled $27.4 million, compared to $26.5 million last year. Noninterest expense for the quarter totaled $48.2 million compared to $49.0 million last year.

For the year ended 2016, the Company's net interest income was $203.8 million compared to $188.8 million for 2015. The net interest margin for the year increased to 3.25% compared to 3.12% for the previous year. Internal loan growth, acquired loans from our October 2015 acquisition and the increase in the Fed Fund rate of 25 basis points during the 4th quarter of 2015 contributed to the higher net interest income and margin in 2016. The provision for loan losses for 2016 was $11.5 million compared to $7.7 million a year ago. The increase in the provision was largely due to loan downgrades in the oil and gas service industry during the year. However, those loans have not yet resulted in write downs as the Company reported lower net charge-offs to average loans of 0.10% for 2016 compared to 0.17% for 2015. Noninterest income for 2016 totaled $107.0 million compared to $105.8 million for 2015. Noninterest expense was $191.4 million compared to $185.7 million for 2015. The Company's effective tax rate was 34.52% compared to 34.62% for 2015.

At December 31, 2016, the Company's total assets were $7.0 billion, an increase of 4.9% from December 31, 2015. Loans totaled $4.4 billion, up $163.8 million from December 31, 2015. Deposits totaled $6.2 billion up $274.7 million from December 31, 2015 totals. The Company's total stockholders' equity was $711.1 million, an increase of $55.6 million, or 8.5%, over December 31, 2015.

Asset quality remained solid during the fourth quarter of 2016. Nonperforming and restructured assets were 0.56% of total assets at December 31, 2016 compared to 0.83% at December 31, 2015. The decrease in nonperforming and restructured assets was largely due to one relationship that was removed from a troubled debt restructuring status due to sustained improvement in financial condition, performance, and the commercially reasonable nature of its structure. Sales of other real estate owned also contributed to the decrease in nonperforming assets. The allowance to total loans was 1.10% compared to 0.98% at year-end 2015. The allowance to nonperforming and restructured loans was 137.3% compared to 88.5% at year-end 2015.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 100 banking locations serving 53 communities across Oklahoma. More information can be found at www.bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

	BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2016	2016	2016	2016	2015
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$ 51,553	$ 51,431	$ 50,868	$ 49,976	$ 50,075
Provision for loan losses	1,672	2,940	2,804	4,103	3,646
Non-interest income:
Trust revenue	2,878	2,685	2,602	2,465	2,254
Service charges on deposits	16,005	16,033	15,485	14,710	15,077
Securities transactions	52	(146)	(65)	100	2,148
Income from sales of loans	705	863	695	562	434
Insurance commissions	3,797	4,372	3,255	4,135	3,176
Cash management	2,713	2,853	2,732	2,318	1,899
Other	1,281	1,267	1,353	1,327	1,485
Total noninterest income	27,431	27,927	26,057	25,617	26,473

Non-interest expense:
Salaries and employee benefits	29,706	30,591	30,008	29,357	28,938
Occupancy expense, net	3,198	3,217	3,071	2,827	2,926
Depreciation	2,461	2,556	2,567	2,530	2,565
Amortization of intangible assets	548	560	580	581	602
Data processing services	1,229	1,178	1,174	1,215	1,151
Net expense (income) from other real estate owned	197	162	35	(1,141)	143
Marketing and business promotion	1,978	1,779	1,624	1,855	2,266
Deposit insurance	569	641	855	839	876
Other	8,303	8,520	7,806	8,228	9,544
Total noninterest expense	48,189	49,204	47,720	46,291	49,011
Income before income taxes	29,123	27,214	26,401	25,199	23,891
Income tax expense	10,503	9,232	8,908	8,620	8,163
Net income	$ 18,620	$ 17,982	$ 17,493	$ 16,579	$ 15,728
Per Common Share Data:
Net income-basic	$ 1.19	$ 1.15	$ 1.12	$ 1.07	$ 1.00
Net income-diluted	1.16	1.13	1.10	1.05	0.99
Cash dividends declared	0.38	0.38	0.36	0.36	0.36
Common shares outstanding	15,810,935	15,695,083	15,560,271	15,527,804	15,597,446
Average common shares outstanding -
Basic	15,743,770	15,631,094	15,549,811	15,534,416	15,609,599
Diluted	16,046,061	15,922,209	15,842,485	15,816,371	15,923,924
Performance Ratios:
Return on average assets	1.07%	1.06%	1.04%	1.00%	0.94%
Return on average equity	10.44	10.35	10.42	10.05	9.51
Net interest margin	3.19	3.27	3.28	3.25	3.23
Efficiency ratio	61.01	62.00	62.03	61.24	64.03

BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data – Unaudited, except where noted*)

	Twelve months ended December 31,
	2016	2015*
Condensed Income Statements:
Net interest income	$ 203,828	$ 188,792
Provision for loan losses	11,519	7,675
Non-interest income:
Trust revenue	10,630	9,091
Service charges on deposits	62,233	57,651
Securities transactions	(59)	9,269
Income from sales of loans	2,825	1,968
Insurance commissions	15,559	14,791
Cash management	10,616	7,510
Other	5,228	5,528
Total noninterest income	107,032	105,808

Non-interest expense:
Salaries and employee benefits	119,662	113,083
Occupancy expense, net	12,313	11,512
Depreciation	10,114	9,966
Amortization of intangible assets	2,269	1,935
Data processing services	4,796	4,579
Net (income) expense from other real estate owned	(747)	324
Marketing and business promotion	7,236	6,986
Deposit insurance	2,904	3,358
Other	32,857	33,972
Total noninterest expense	191,404	185,715
Income before income taxes	107,937	101,210
Income tax expense	37,263	35,040
Net income	$ 70,674	$ 66,170
Per Common Share Data:
Net income-basic	$ 4.53	$ 4.25
Net income-diluted	4.44	4.17
Cash dividends declared	1.48	1.40
Common shares outstanding	15,810,935	15,597,446
Average common shares outstanding -
Basic	15,615,170	15,559,059
Diluted	15,911,262	15,886,245
Performance Ratios:
Return on average assets	1.04%	1.01%
Return on average stockholders' equity	10.32	10.38
Net interest margin	3.25	3.12
Efficiency ratio	61.57	63.04

	BancFirst Corporation Summary Financial Information (Dollars in thousands, except per share and share data - Unaudited)

	2016	2016	2016	2016	2015
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$ 7,018,952	$ 6,783,537	$ 6,683,376	$ 6,740,938	$ 6,692,829
Interest-bearing deposits with banks	1,666,540	1,532,095	1,373,923	1,498,356	1,394,813
Securities	469,833	473,738	419,238	497,986	552,949
Total loans	4,409,550	4,317,512	4,337,063	4,282,738	4,245,773
Allowance for loan losses	(48,693)	(48,061)	(46,566)	(44,571)	(41,666)
Deposits	6,248,057	6,024,949	5,943,982	6,010,872	5,973,358
Stockholders' equity	711,094	693,731	676,830	662,661	655,510
Book value per common share	44.97	44.20	43.50	42.68	42.03
Tangible book value per common share	40.71	39.87	39.09	38.22	37.56
Balance Sheet Ratios:
Average loans to deposits	70.98%	71.77%	71.74%	71.28%	69.62%
Average earning assets to total assets	93.30	93.16	93.05	92.88	92.84
Average stockholders' equity to average assets	10.26	10.22	10.02	9.92	9.84
Asset Quality Data:
Past due loans	$ 1,962	$ 1,906	$ 2,695	$ 1,099	$ 1,841
Nonaccrual loans	31,798	31,014	30,063	31,040	30,096
Restructured loans	1,713	1,842	1,974	533	15,143
Total nonperforming and restructured loans	35,473	34,762	34,732	32,672	47,080
Other real estate owned and repossessed assets	3,866	4,339	4,469	4,245	8,214
Total nonperforming and restructured assets	39,339	39,101	39,201	36,917	55,294
Nonperforming and restructured loans to total loans	0.80%	0.81%	0.80%	0.76%	1.11%
Nonperforming and restructured assets to total assets	0.56	0.58	0.59	0.55	0.83
Allowance to total loans	1.10	1.11	1.07	1.04	0.98
Allowance to nonperforming and restructured loans	137.27	138.26	134.07	136.42	88.50
Net charge-offs to average loans	0.02	0.03	0.02	0.03	0.07

	BancFirst Corporation Consolidated Average Balance Sheets And Interest Margin Analysis Taxable Equivalent Basis (Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,352,899	$ 51,749	4.72%	$ 4,298,245	$ 205,111	4.76%
Securities – taxable	420,326	1,315	1.24	443,907	5,229	1.17
Securities – tax exempt	36,443	336	3.66	39,491	1,484	3.75
Interest bearing deposits with banks	1,627,652	2,286	0.56	1,510,843	7,908	0.52
Total earning assets	6,437,320	55,686	3.43	6,292,486	219,732	3.48

Nonearning assets:
Cash and due from banks	173,063			175,066
Interest receivable and other assets	337,396			336,491
Allowance for loan losses	(48,111)			(45,168)
Total nonearning assets	462,348			466,389
Total assets	$ 6,899,668			$ 6,758,875

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest bearing liabilities:
Transaction deposits	$ 783,883	$ 199	0.10%	$ 785,090	$ 808	0.10%
Savings deposits	2,194,546	1,906	0.34	2,110,602	7,018	0.33
Time deposits	688,644	1,212	0.70	705,055	4,812	0.68
Short-term borrowings	2,222	2	0.42	1,799	7	0.38
Junior subordinated debentures	31,959	527	6.55	31,959	2,096	6.54
Total interest bearing liabilities	3,701,254	3,846	0.41	3,634,505	14,741	0.40

Interest free funds:
Noninterest bearing deposits	2,465,697			2,415,972
Interest payable and other liabilities	25,150			25,212
Stockholders' equity	707,567			683,186
Total interest free funds	3,198,414			3,124,370
Total liabilities and stockholders' equity	$ 6,899,668			$ 6,758,875
Net interest income		$ 51,840			$ 204,991
Net interest spread			3.02%			3.08%
Effect of interest free funds			0.17%			0.17%
Net interest margin			3.19%			3.25%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Chief Executive Officer at (405) 270-1002